Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88542 on Form S-3 of our report dated November 1, 2004 except for Notes 1, 2, 4, 5, 6, 7, 9, 11, 22, 23, 25, 26, and 27, as to which the date is May 23, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, in 2003 and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002), relating to the consolidated financial statements of Monsanto Company and subsidiaries as of August 31, 2004, August 31, 2003, and December 31, 2002, and for the year ended August 31, 2004, the eight months ended August 31, 2003, and each of the two years in the period ended December 31, 2002, appearing in Exhibit 99.1 of the Current Report on Form 8-K of Monsanto Company dated May 23, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
July 5, 2005